International Trade Agency Agreement

Party A:          Qingdao Fuhuiyuan Investment Co. Ltd

Party B:          Fuhuiyuan International Group (Holdings) Limited

This agreement is entered into between the Parties, Qingdao Fuhuiyuan Investment Co. Ltd. and Fuhuiyuan International Group (Holdings) Limited, on the basis of equality and mutual benefit to develop international tradeing business on terms and conditions mutually agreed upon as follows:

I.	Agency Mandate

	1.	Party A shall appoint Party B as an international agent to sell Party A’s products, including ‘Yingcuicaoben' cosmetics, ‘Fuyuan’ jewelry, ‘Dancing’ dresses, bags and shoes.

	2.	Party A shall appoint Party B to collect payments made by overseas customers for the products sold and to oversee all related activities and expenditures.

	3.	Party A shall appoint Party B to handle all affairs relating to overseas transportation, customs declaration, customs clearance and payment of taxes.

II.	Responsibility and Obligation of Party A

	1.	Party A will be responsible for the content of the agreement that Party B signs with others and any consequences resulting from the failure to complete the agreement.

2.

Party A shall inform Party B of all information related to the shipping of products, such as specifications, quantity, quality, packing requirements, etc., as soon as the goods are ready to be shipped so that Party B can prepare documents on time for the shipment.

	3.	Party B shall be appointed and have the authority to complete the relevant applications and formalities for the goods that need export quotas and certificates.

	4.	Party A shall bear all costs for the shipment, including inspection of goods, booking cargo spaces, insurance and customs clearance undertaken by Party B.

III.	Responsibility and Obligation of Party B

1.

Party B shall adhere to business integrity, maintain corporate and brand image, provide satisfactory after-sale service and comply with relevant law and business regulations. In the event that Party B fails to comply, it will be held responsible for any consequences and economic losses.

2.

Party B shall respect Party A’s intellectual property and shall not counterfeit. In the event that Party B counterfeits, Party A shall have the right to seek legal action and demand compensation double the value of the counterfeits.

	3.	Party B shall regularly provide Party A with information on the international market related to its products.

	4.	Settlement of payment must be done promptly under various methods with Party A according to agreement between the parties. Party B shall charge an agent fee on a fixed proportion basis.

IV.	Commission

Party B shall submit previous month’s statement of account before the 7th day of each month so as to settle the payment. Party A shall pay Party B a commission of 20% of the value of sales.

V.	Miscellaneous Terms

1.

All disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached, the case in dispute shall then be submitted to the court of justice in accordance with the law of Hong Kong. The decision made by the court of justice shall be regarded as final and binding upon both parties. Arbitration fees shall be borne by the losing party, unless otherwise awarded.

2.

If a party decides to terminate the agreement, it shall give a written notice of termination to the other party two months in advance. Unless indicated otherwise in this agreement, all previously signed internal and external agreements shall be valid and considered to be a part of this agreement.

3.

If problems arise in the performance of the agreement due to unforeseen causes such as force majeure, policy changes by government and regulators, etc., both parties are to resolve them through consultation. Reasonable adjustment of the content is necessary. Supplementary agreement may be made which shall be deemed as a valid agreement.

	4.	This agreement shall be sealed and signed by the authorized representatives of both parties in duplicate, each to be kept by the representative parties.

Party A:	Party B:
Qingdao Fuhuiyuan Investment Co. Ltd	Fuhuiyuan International Group (Holdings)
Limited

Per:	Per:
Authorized Representative:	Authorized Representative:

Date:	Date: